Exhibit 4.1

NUMBER U-________	UNITS

NORTHERN GENESIS ACQUISITION CORP. III

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE-QUARTER OF ONE WARRANT

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP [__________]

THIS CERTIFIES THAT ___________________________________________________________________________

is the owner of _____________________________________________________________________________Units

of Northern Genesis Acquisition Corp. III, a Delaware corporation (the “Company”), each such Unit consisting of one (1) share of common stock, par value $0.0001 per share, of the Company (“Common Stock”), and one-quarter of one warrant of the Company (“Warrant”). Each whole Warrant entitles the holder to purchase one share of Common Stock for $11.50 per share (subject to adjustment). Each whole Warrant will become exercisable on the later of (i) 30 days after the Company’s completion of an initial merger, capital stock exchange, asset acquisition, or other similar business combination with one or more businesses or entities (a “Business Combination”) and (ii) 12 months from the closing of the Company’s initial public offering (“IPO”), and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation.

The Common Stock and Warrant(s) comprising the Unit(s) represented by this certificate are not transferable separately until the 52nd day following the IPO, unless Morgan Stanley& Co. LLC, Wells Fargo Securities, LLC and TD Securities (USA) LLC inform the Company of their decision to allow earlier separate trading, except that in no event will the Common Stock and Warrants be separately tradeable until the Company has filed an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its IPO and issued a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences, and/or rights. This certificate and the securities represented hereby are issued and shall be held subject to all the provisions of the Company’s Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated: ____________________________________

CHAIRMAN	SECRETARY

Northern Genesis Acquisition Corp. III

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_________	Custodian	_________
TEN ENT –	as tenants by the entireties		(Cust)		(Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

The holder of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account established by the Company with respect to the Common Stock underlying this certificate only in the event that (i) the Company liquidates because it does not consummate an initial business combination within the period of time set forth in the Company’s Amended and Restated Certificate of Incorporation, or (ii) the holder validly converts his, her or its shares of stock represented hereby upon consummation of, or sell such shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In no other circumstances shall the holder have any right or interest of any kind in or to such trust account.

ASSIGNMENT

For value received, _______________________________________________ hereby sells, assigns, and transfers unto

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER OF ASSIGNEE)
Units

represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney
to transfer said Units on the books of the Company with full power of substitution in the premises.

Dated:
(SIGNATURE)

The signature to the assignment must correspond to the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17ad-15).

Signature guaranteed: